UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d)

of the Securities Exchange Act of 1934

Date of Report – April 1, 2022

(Date of earliest event reported)

Logan Ridge Finance Corporation

(Exact name of registrant as specified in its charter)

Maryland	814-01022	90-0945675
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

650 Madison Avenue, 23rd Floor, New York, New York 10022

(Address of principal executive offices, including zip code)

(212) 891-2880

(Registrant’s phone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	LRFC	NASDAQ Global Select Market
5.75% Convertible Notes due 2022	CPTAG	NASDAQ Capital Market
6.00% Notes due 2022	CPTAL	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

Notes Offering

On April 1, 2022, Logan Ridge Finance Corporation (the “Company”) entered into a Note Purchase Agreement (the “Purchase Agreement”) governing the issuance of $15.0 million in aggregate principal amount of 5.25% Convertible Notes due 2032 (the “Convertible Notes”) in a transaction exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Notes have not been registered under the Securities Act or any state securities laws and may not be reoffered or resold in the United States absent registration or an applicable exemption from such registration requirements. The Convertible Notes were delivered and paid for on April 1, 2022. The Convertible Notes will mature on April 1, 2032 (the “Maturity Date”). The net proceeds to the Company were $13,650,000, after deducting estimated offering expenses. Capitalized terms used but not defined herein have the meanings ascribed to them in the Purchase Agreement.

The Company obtained an Investment Grade rating from a Nationally Recognized Statistical Rating Organization (“NRSRO”) with respect to the Convertible Notes. The Convertible Notes have a fixed interest rate of 5.25% per annum payable semi-annually on March 31 and September 30 of each year, commencing on September 30, 2022, subject to a step up of 0.75% per annum to the extent that the Convertible Notes are downgraded below Investment Grade by an NRSRO or the Convertible Notes no longer maintain a rating from an NRSRO. The Company will also be required to pay an additional interest rate of 2.0% per annum (x) on any overdue payment of interest and (y) during the continuance of an Event of Default. The Company intends to use the net proceeds from the offering of the Convertible Notes for general corporate purposes, which may include repaying outstanding indebtedness, making opportunistic investments and paying corporate expenses. In addition, on the occurrence of a Change in Control Repurchase Event or Delisting Event, the Company will generally be required to make an offer to purchase the outstanding Convertible Notes at a price equal to 100% of the principal amount of such Convertible Notes plus accrued and unpaid interest to the repurchase date.

Subject to and upon compliance with the provisions of the Purchase Agreement, each holder of a Convertible Note will have the right, at such holder’s option, to convert all or any portion of such Convertible Note, at any time on or after April 1, 2023 and prior to the close of business on the Business Day immediately preceding the Maturity Date, into such number of shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) equal to the principal balance of the Convertible Note being converted on such date divided by the Conversion Price. The Company will not issue more than 539,503 shares of Common Stock in the aggregate under the Purchase Agreement, as such number of shares may be adjusted from time to time to give effect to any forward or reverse stock splits with respect to the Common Stock and subject to further adjustments described in the Purchase Agreement. The “Conversion Price” will be equal to the average Closing Sale Price for the five Trading Days immediately prior to the relevant Conversion Date, subject to certain anti-dilutive provisions as further described in the Purchase Agreement. No holder of a Convertible Note will be entitled to convert any Convertible Note or portion thereof if such conversion would result in more than $7,500,000 in principal amount of Convertible Notes being converted in any such calendar quarter.

The Convertible Notes are general unsecured obligations of the Company that rank senior in right of payment to all of the Company’s existing and future indebtedness that is expressly subordinated in right of payment to the Convertible Notes, rank pari passu with all existing and future unsecured unsubordinated indebtedness issued by the Company, rank effectively junior to any of the Company’s secured indebtedness (including unsecured indebtedness that the Company later secures) to the extent of the value of the assets securing such indebtedness, and rank structurally junior to all existing and future indebtedness (including trade payables) incurred by the Company’s subsidiaries, financing vehicles or similar facilities.

The Purchase Agreement contains certain covenants, including covenants requiring the Company to comply with the asset coverage requirements of the Investment Company Act of 1940, as amended, whether or not it is subject to those requirements, and to provide financial information to the holders of the Convertible Notes if the Company is no longer subject to the reporting requirements under the Securities Exchange Act of 1934, as amended. These covenants are subject to important limitations and exceptions that are described in the Purchase Agreement.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, filed as an exhibit hereto and incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by Item 2.03 contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information required by Item 3.02 contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT NUMBER	DESCRIPTION

4.1	Note Purchase Agreement, dated as of April 1, 2022, by and among the Company and the Purchasers (as defined therein).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOGAN RIDGE FINANCE CORPORATION

By:	/s/ Brandon Satoren
Name:	Brandon Satoren
Title:	Chief Accounting Officer, Treasurer and Secretary

Date: April 6, 2022